UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): December 9, 2022

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) 2020 Special RSU Awards
On March 9, 2020, pursuant to the ADT Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”), the Company granted certain key employees of the Company restricted stock units (“RSUs”) pursuant to the terms and conditions of the Restricted Stock Unit Special Equity Award Agreement (each, a “Special RSU Award Agreement”) and the 2018 Plan. Each Special RSU Award Agreement provided that the award holder may transfer a certain number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) received upon settlement of the RSUs equal to the product of (a) the net shares of Common Stock that had previously been delivered upon settlement of the RSUs, after satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations (such net shares, the “Award Shares”) and (b) a fraction equal to the proportion of shares of Common Stock owned by the investment funds managed, sponsored or advised by Apollo Management VIII, L.P. (collectively, “Apollo”) that are sold or otherwise disposed of by Apollo (the product of the calculation described in clauses (a) and (b), the “Transferable Shares”).
On December 9, 2022, the Compensation Committee of the Board, acting by unanimous written consent, acknowledged and clarified that, following such date, the aggregate number of Transferable Shares under each Special RSU Award Agreement, as determined from time to time, will be equal to the product of (a) (x) the Award Shares plus (y) the net shares of Common Stock that are delivered upon any future settlement of RSUs, after satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations and (b) the Apollo Sale Percentage (as defined in the MIRA Amendment).
MIRA Amendment
On December 9, 2022, after discussions between Prime Security Services TopCo Parent, L.P. (“TopCo Parent”) and certain officers of the Company, Topco Parent entered into Amendment No. 1 to Amended and Restated Management Investor Rights Agreement (the “MIRA Amendment”), amending that certain Amended and Restated Management Investor Rights Agreement, dated as of January 23, 2018 (the “MIRA”), among TopCo Parent, the Company and certain Holders (as defined in the MIRA) thereof.
Pursuant to the MIRA Amendment, (a) all Subject Shares (as defined in the MIRA Amendment) will have Piggy-Back Registration Rights (as defined in the MIRA) without regard to further proceeds received or consideration paid for Common Stock by TopCo Parent, (b) only Subject Shares will be subject to the MIRA, (c) holders of Subject Shares may Dispose (as defined in the MIRA) of vested Subject Shares in proportion to the Apollo Sale Percentage and (d) the MIRA will be terminated upon such time as the Majority Stockholders (as defined in the MIRA Amendment) no longer collectively beneficially own at least 25% of the outstanding shares of Common Stock on an as-converted basis.
The foregoing description of the MIRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the MIRA Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the MIRA, which was filed as Exhibit 10.39 to the Company’s Annual Report on Form 10-K for fiscal year 2017.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Amendment No. 1 to Amended and Restated Management Investor Rights Agreement, dated as of December 9, 2022, by Prime Security Services TopCo Parent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 15, 2022	ADT Inc.

		By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President and Deputy General Counsel, Corporate & Securities